Exhibit 99.2

Tornier Names David H. Mowry President and Chief Executive Officer

AMSTERDAM, February 21, 2013 – Tornier, N.V. (NASDAQ: TRNX), a global medical device company focused on providing surgical solutions to orthopaedic extremity specialists, announced today that its Board of Directors has appointed David H. Mowry as President and Chief Executive Officer, effective immediately.

Sean D. Carney, Chairman of Tornier, commented, “Dave has demonstrated an intensity and concentration in executing on the key initiatives in his charge since joining Tornier in July 2011 as Chief Operating Officer. That expertise, combined with his extensive industry experience and outstanding leadership qualities, make Dave the right executive to continue to build Tornier’s strong brand and reputation in the extremities market.”

David H. Mowry commented, “Tornier’s industry expertise, broad product portfolio, and cadence of delivering innovation position the Company as a recognized global leader in the large and growing extremities markets. We believe the increased focus on execution of our US sales channel alignment, OrthoHelix integration, and delivering through our strong product pipeline will return Tornier to double-digit constant currency revenue growth on a pro forma basis. I am grateful to the Board of Directors for the opportunity to lead Tornier, and I am excited to work with the talented and dedicated Tornier team.”

Mr. Mowry joined Tornier N.V. in July 2011 as Chief Operating Officer. He brings to Tornier 23 years of medical device industry experience in various engineering and management assignments. Prior to Tornier, Mr. Mowry served as Senior Vice President and President of the Neurovascular Division of Covidien plc, and in the same position with ev3 Inc., prior to its acquisition by Covidien. Before joining ev3, Mr. Mowry served as Vice President of Operations and Logistics at the Zimmer Spine division of Zimmer Holdings Inc. Mr. Mowry is a graduate of the United States Military Academy at West Point, New York with a degree in Engineering and Mathematics.

About Tornier

Tornier is a global medical device company focused on serving extremities specialists who treat orthopaedic conditions of the shoulder, elbow, wrist, hand, ankle and foot. The Company’s broad offering of over 100 product lines includes joint replacement, trauma, sports medicine, and ortho-biologic products through Tornier and OrthoHelix brands to treat the extremities, as well as joint replacement products for the hip and knee in certain international markets. Since its founding approximately 70 years ago, Tornier’s “Specialists Serving Specialists” philosophy has fostered a tradition of innovation, intense focus on surgeon education, and commitment to advancement of orthopaedic technology stemming from its close collaboration with orthopaedic surgeons and thought leaders throughout the world. For more information regarding Tornier, visit www.tornier.com, or OrthoHelix, visit www.orthohelix.com.

Forward-Looking Statements

Statements contained in this release that relate to future, not past, events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations of future events and often can be identified by words such as “believe,” expect,” “should,” “project,” “anticipate,” “intend,” “will,” “may,” “could,” “would,” “continue,” “future,” other words of similar meaning or the use of future dates. Examples of forward-looking statements in this release include Tornier’s return to double-digit constant currency revenue growth. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause Tornier’s actual results to be materially different than those expressed in or implied by Tornier’s forward-looking statements. For Tornier, such uncertainties and risks include, among others, Tornier’s future operating results and financial performance, fluctuations in foreign currency exchange rates, the effect of global economic conditions, the European sovereign debt crisis, and austerity measures, risks associated with Tornier’s international operations and expansion, risks associated with Tornier’s recent acquisition of OrthoHelix and the new credit facility agreement, the timing of regulatory approvals and introduction of new products, physician acceptance, endorsement, and use of new products; the effect of regulatory actions, changes in and adoption of reimbursement rates, potential product recalls, competitor activities, the effect of changes in Tornier’s distribution channels and the costs and effects of litigation and changes in tax and other legislation. More detailed information on these and other factors that could affect Tornier’s actual results are described in Tornier’s filings with the U.S. Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. Tornier undertakes no obligation to update its forward-looking statements.

CONTACT:

Tornier N.V.

Shawn McCormick

Chief Financial Officer

(952) 426-7646

shawn.mccormick@tornier.com

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